EXHIBIT 1


                             JOINT FILING AGREEMENT

         We, the signatories of the statement on Schedule 13D to which this Agreement is attached, do hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.


Dated: January 14, 1999


                               Ascent Acquisition Group, LLC

                               By: /s/ Brian L. Schorr
                               -----------------------
                               Name:  Brian L. Schorr
                               Title: Manager


                               Triarc Companies, Inc.

                               By: /s/ Brian L. Schorr
                               -----------------------
                               Name:  Brian L. Schorr
                               Title: Executive Vice President and
                                      General Counsel


                               CP International Management Services Ltd.

                               By: /s/ Peter G. Beer
                               ---------------------
                               Name:  Peter G. Beer
                               Title: Executive and Company Director


                               Consolidated Press International Holdings Limited

                               By: /s/ Peter G. Beer
                               ---------------------
                               Name:  Peter G. Beer
                               Title: Alternative Director to John Cherry
                                      and Secretary

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